SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                                 March 23, 1998
                                 --------------
                                 Date of Report
                        (Date of earliest event reported)

                          Consolidated Eco-System, Inc.
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             (Exact name of Registrant as specified in its charter)

                                      Idaho
                                      -----
                 (State or other jurisdiction of incorporation)

                0-25970                               82-0464589
                -------                               ----------
       (Commission file number)            (IRS employer identification no.)

         6807 West 12th Street
            Little Rock, AR                              72204
            ---------------                              -----
(Address of principal executive offices)              (Zip code)

                                (501) 664-7745
                                --------------
             (Registrant's telephone number, including area code)

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Item 4.  Changes in Registrant's Certifying Accountant.

      On March 23, 1998, Consolidated Eco-Systems, Inc. was notified that Leek & Associates, P.A. would no longer continue to serve as its independent auditor for the year ended December 31, 1997. Leek & Associates, P.A. cited an inability to obtain records as the basis for its resignation.

      Consolidated Eco-Systems, Inc. retained Leek and Associates on March 6, 1998 to conduct its audit for the year ended December 31, 1997. Consolidated Eco-Systems, Inc. was notified on the morning of March 23, 1998 that Leek & Associates, P.A. needed certain records to complete its audit. Leek & Associates, P.A. had not previously requested that the records be provided. Consolidated Eco-Systems, Inc. notified Leek & Associates, P.A. that it would obtain the documents on March 23, 24, and 25, 1998. Consolidated Eco-Systems, Inc. never informed Leek & Associates, P.A. that the records were not available or would not be obtained.

      As of March 23, 1998 and March 26, 1998, no dispute exists with Moore Stephens Frost regarding accounting principles or practices, auditing scope or procedure, or which would have caused Leek & Associates, P.A., to make references to any disagreement in its report.

      No prior reports of Leek & Associates, P.A. have been provided.

      Leek & Associates, P.A. has been requested to provide a statement as to whether it has any disagreement with Consolidated Eco-Systems, Inc. concerning the comments contained in Item 4, above, but no statement has yet been forthcoming.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      Exhibit 99.  Resignation Letter from Leek & Associates, P.A.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CONSOLIDATED ECO-SYSTEMS, INC.

                                       /s/ Sam Sexton III
                                       ------------------
                                       Sam Sexton III
                                       Executive Vice-President

Date: March 30, 1998


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